Exhibit 5.1

HANEBERG HURLBERT PLC

310 Granite Ave.

Richmond, VA 23226

August 16, 2016

Wheeler Real Estate Investment Trust, Inc.

Riversedge North

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, Virginia 23452

Re:	Registration Statement on Form S-3 file no. 333-206014

Ladies and Gentlemen:

We have acted as special counsel to Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of shares of preferred stock, without par value per share (the “Preferred Stock”), with a proposed maximum aggregate offering price of up to $300,000,000 (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement on Form S-3, file no. 333-206014 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 (“Rule 415”) of the General Rules and Regulations promulgated under the Securities Act, of the Shares. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In our capacity as the Company’s counsel and as a basis for the opinions hereinafter expressed, we have examined (i) the Registration Statement, (ii) certificates of public officials and of representatives of the Company and (iii) such corporate proceedings, records and documents as we have considered necessary for the purposes of this opinion.

We have assumed that (i) the signatures on all documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, (iii) all documents submitted to us as copies conform to the originals thereof, (iv) the Registration Statement and any amendments thereto will have become effective (and will remain effective at the time of the offer, issuance and sale of any of the Shares thereunder); (v) any applicable prospectus or prospectus supplement describing such Shares will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission; (vi) the Board of Directors (or a duly authorized committee thereof) shall have duly authorized the issuance and sale of such Shares for the agreed consideration and such authorization shall not have been modified or rescinded and (vii) after the issuance of the Shares offered pursuant to the Registration Statement, the total number of shares of Common Stock issued and outstanding, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Amended and Restated Articles of Incorporation, as amended and then in effect.

On the basis of the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1. The Company is validly existing and in good standing under the laws of the State of Maryland; and

2. The Shares have been duly authorized and, when issued and delivered in the manner described in the Registration Statement against payment therefor, will be validly issued, fully paid and non-assessable.

The opinions set forth above are limited in all respects to the application of the law of the State of Maryland as in effect on the date hereof. Our opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring after such date. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

/s/ Haneberg Hurlbert PLC